UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 7, 2024

METALLUS INC. (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	MTUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders held on May 7, 2024, shareholders elected (i) to three-year terms, each of the four Class I directors nominated by the Board and (ii) to a one-year term, one Class II director nominated by the Board. The shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2024 and approved, on an advisory basis, the compensation of the Company’s named executive officers. The final voting results from the Annual Meeting are as follows:

Proposal 1 - Election of four Class I directors, each to hold office for a three-year term expiring at the 2027 annual meeting, and election of one Class II director to hold office for a one-year term (the remaining term for that class of directors) expiring at the 2025 annual meeting

Class I Nominees	For	Withheld	Broker Non-Votes
Mary Ellen Baker	32,239,350	277,836	5,887,422
Jamy P. Rankin	32,273,959	243,227	5,887,422
Ronald A. Rice	26,871,947	5,645,239	5,887,422
Michael S. Williams	32,372,944	144,242	5,887,422

Class II Nominee	For	Withheld	Broker Non-Votes
Melissa M. Miller	32,355,355	161,831	5,887,422

Proposal 2 - Ratification of the selection of Ernst & Young LLP as the Company's Independent auditor for the fiscal year ending December 31, 2024

For	Against	Abstain
38,019,013	349,382	36,213

Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
31,799,759	246,963	470,463	5,887,423

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALLUS INC.

Date: May 8, 2024	By:	/s/ Kristine C. Syrvalin
Kristine C. Syrvalin
Executive Vice President, General Counsel and Chief Human Resources Officer